Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	Suzanne Messere, 508.598.3044, ir@ameresco.com
Ameresco Reports Second Quarter Financial Results

Second Quarter 2011 Financial Highlights:

•	Revenue of $165.5 million, an increase of 17.1% year-over-year

•	Net income of $8.8 million, an increase of 14.6% year-over-year

•	Net income per diluted share of $0.19

6 Month Year-to-Date 2011 Financial Highlights:

•	Revenue of $311.9 million, an increase of 26.3% year-over-year

•	Net income of $14.1 million, an increase of 57.1% year-over-year

•	Net income per diluted share of $0.31

FRAMINGHAM, MA - August 10, 2011 - Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended June 30, 2011. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. These prepared remarks, including a supplemental document containing non-financial metrics frequently reported with quarterly results, have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the second quarter of 2011 was $165.5 million compared to $141.4 million for the same period in 2010, an increase of 17.1% year-over-year. Operating income for the second quarter of 2011 was $13.4 million compared to $12.0 million in the second quarter of 2010, an increase of 11.2% year-over-year. Second quarter 2011 adjusted EBITDA, a non-GAAP number, was $16.9 million compared to $14.6 million for the same period in 2010, an increase of 16.0% year-over-year. Net income for the second quarter of 2011 was $8.8 million compared to $7.7 million in the same period of 2010, an increase of 14.6% year-over-year. Second quarter 2011 net income per diluted share was $0.19 compared to $0.21 per diluted share in the same period of 2010. Diluted weighted average shares outstanding increased from 38.4 million in the second quarter of 2010 to 45.9 million shares outstanding in the second quarter of 2011 due to our initial public offering in July of 2010.

“Ameresco achieved strong second quarter results as we continued to execute our strategic plans,” stated George P. Sakellaris, president and chief executive officer of Ameresco. “The key drivers were higher installation activity from energy efficiency projects and a very favorable revenue mix that shifted to our higher margin offerings within renewable energy. With today's economic climate, higher energy costs and budgetary constraints, as well as aging infrastructure requiring non-discretionary upgrades, Ameresco's comprehensive energy efficiency and renewable energy solutions offer budget-neutral, environmentally-friendly, bottom-line results for customers.”

For the six months ended June 30, 2011, Ameresco reported total revenue of $311.9 million, compared to $247.0 million for the same period in 2010, an increase of 26.3%. Operating income for the first six months of 2011 was $21.7 million compared to $14.6 million in the first six months of 2010, an increase of 48.6% year-over-year. Adjusted EBITDA for the first six months of 2011 was $28.8 million compared to $19.7 million in the first six months of 2010, an increase of 45.8% year-over-year. Net income for the first six months of 2011 was $14.1 million compared to $9.0 million in the first six months of 2010, an increase of 57.1% year-over-year. Net income per diluted share was $0.31 for the first six months of 2011 compared to $0.24 during the first six months of 2010.

“With Ameresco's strong operating results through the first half of 2011, anticipated increasing customer demand, and our continued market penetration and geographic expansion, we believe Ameresco is positioned well for the future,” added George P. Sakellaris, president and chief executive officer of Ameresco.

Additional Second Quarter 2011 Operating Highlights:

•	Revenue generated from backlog was $137 million for the second quarter of 2011, an increase of 19% year-over-year.

•	All other revenue was $29 million for the second quarter of 2011, an increase of 18% year-over-year.

•	Operating cash flows were $1.6 million for the second quarter of 2011.

•	Total construction backlog was $1.16 billion as of June 30, 2011 and consisted of:

•
$507.3 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months on average; and

•	$648.1 million of awarded projects, which represents estimated future revenue for projects that are expected to be signed over the next 6-12 months on average.

FY 2011 Guidance
Ameresco is reaffirming guidance for the fiscal year ending December 31, 2011. Ameresco continues to expect that it will earn total revenue in the range of $690 million to $705 million, that adjusted EBITDA will be in the range of $67 million to $70 million, and that net income will be in the range of $35 million to $37 million. The Company also expects that net income per diluted share for 2011 will be in the range of $0.75 to $0.79.

Webcast Reminder

Ameresco will hold its earnings conference call today, August 10th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's second quarter 2011 results, business outlook and strategy. Participants may access it by dialing domestically

888.679.8034 or internationally 617.213.4847. The passcode is 44821297. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish to listen only to the conference call webcast may visit the "Investor Relations" section of the Company's website at www.ameresco.com.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PFYDUMVVV. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 59 offices in 34 states and five Canadian provinces. Ameresco has more than 750 employees.  For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about backlog, estimated future revenues, adjusted EBITDA and net income, as well as other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 31, 2011. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2010	2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,691,021	$59,782,193
Restricted cash	9,197,447	9,549,018
Accounts receivable, net	68,584,304	81,902,348
Accounts receivable retainage	18,452,777	18,396,605
Costs and estimated earnings in excess of billings	35,556,425	46,589,790
Inventory, net	6,780,092	8,763,084
Prepaid expenses and other current assets	8,471,628	9,199,024
Income tax receivable	2,511,542	9,184,403
Deferred income taxes	9,908,240	11,484,214
Project development costs	7,556,345	6,801,519
Total current assets	211,709,821	261,652,198
Federal ESPC receivable	193,551,495	214,684,987
Property and equipment, net	5,406,387	6,170,694
Project assets, net	145,147,475	148,884,718
Deferred financing fees, net	3,412,186	3,750,820
Goodwill	20,580,995	20,580,995
Other assets	4,598,980	4,854,605
	372,697,518	398,926,819
	$584,407,339	$660,579,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,722,118	$11,037,054
Accounts payable	95,302,897	77,777,574
Accrued expenses	12,517,671	7,029,400
Billings in excess of cost and estimated earnings	27,555,894	27,452,444
Income taxes payable	2,488,672	981,664
Total current liabilities	142,587,252	124,278,136
Long-term debt, less current portion	202,409,484	263,426,767
Deferred income taxes	12,013,799	16,344,070
Deferred grant income	4,200,929	6,194,712
Other liabilities	28,144,144	30,991,113
	$246,768,356	$316,956,662

	December 31,	June 30,
	2010	2011
		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2010 and June 30, 2011	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,925,649 shares issued and 23,092,365 outstanding at December 31, 2010, 29,693,961 shares issued and 24,860,677 outstanding at June 30, 2011	2,793	2,969
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2010 and June 30, 2011	1,800	1,800
Additional paid-in capital	74,069,087	83,567,211
Retained earnings	126,609,101	140,729,514
Accumulated other comprehensive income	3,551,521	4,225,296
Less - treasury stock, at cost, 4,833,284 shares and 4,833,284 shares, respectively	(9,182,571)	(9,182,571)
Total stockholders' equity	195,051,731	219,344,219
	$584,407,339	$660,579,017

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended June 30,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$100,827,659	$123,786,051
Renewable energy revenue	40,526,848	41,695,892
	141,354,507	165,481,943
Direct expenses:
Energy efficiency expenses	83,064,955	102,247,778
Renewable energy expenses	32,135,716	31,082,490
	115,200,671	133,330,268
Gross profit	26,153,836	32,151,675
Operating expenses:
Salaries and benefits	5,327,713	8,162,669
Project development costs	2,047,505	5,263,216
General, administrative and other	6,765,107	5,368,227
	14,140,325	18,794,112
Operating income	12,013,511	13,357,563
Other expenses, net	(1,216,698)	(988,569)
Income before provision for income taxes	10,796,813	12,368,994
Income tax provision	(3,089,175)	(3,536,866)
Net income	7,707,638	8,832,128
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	(1,231,352)	(455,835)
Foreign currency translation adjustment	(1,183,944)	134,364
Comprehensive income	$5,292,342	$8,510,657
Net income per share attributable to common shareholders:
Basic	$0.56	$0.21
Diluted	$0.21	$0.19
Weighted average common shares outstanding:
Basic	13,742,472	42,367,242
Diluted	38,412,419	45,907,748
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.6%	17.4%
Renewable energy revenue	20.7%	25.5%
Total	18.5%	19.4%
Operating expenses as a percent of revenue	10.0%	11.4%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$12,013,511	$13,357,563
Depreciation and impairment	1,919,581	2,849,934
Stock-based compensation	668,065	735,526
Adjusted EBITDA	$14,601,157	$16,943,023
Adjusted EBITDA margin	10.3%	10.2%
Construction backlog:
Awarded	$464,968,041	$648,110,662
Fully-contracted	668,106,767	507,285,241
Total construction backlog	$1,133,074,808	$1,155,395,903

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Six Months Ended June 30,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$175,715,228	$229,979,316
Renewable energy revenue	71,267,865	81,922,396
	246,983,093	311,901,712
Direct expenses:
Energy efficiency expenses	145,589,102	188,609,201
Renewable energy expenses	56,841,126	63,157,803
	202,430,228	251,767,004
Gross profit	44,552,865	60,134,708
Operating expenses:
Salaries and benefits	13,484,742	18,247,401
Project development costs	5,176,942	9,664,793
General, administrative and other	11,315,045	10,561,561
	29,976,729	38,473,755
Operating income	14,576,136	21,660,953
Other expenses, net	(2,072,387)	(1,889,006)
Income before provision for income taxes	12,503,749	19,771,947
Income tax provision	(3,518,433)	(5,651,534)
Net income	8,985,316	14,120,413
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	(1,551,580)	(215,987)
Foreign currency translation adjustment	(190,045)	889,762
Comprehensive income	$7,243,691	$14,794,188
Net income per share attributable to common shareholders:
Basic	$0.66	$0.34
Diluted	$0.24	$0.31
Weighted average common shares outstanding:
Basic	13,513,649	41,847,646
Diluted	38,115,517	45,285,650
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.1%	18.0%
Renewable energy revenue	20.2%	22.9%
Total	18.0%	19.3%
Operating expenses as a percent of revenue	12.1%	12.3%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$14,576,136	$21,660,953
Depreciation and impairment	4,062,244	5,532,335
Stock-based compensation	1,107,151	1,594,576
Adjusted EBITDA	$19,745,531	$28,787,864
Adjusted EBITDA margin	8.0%	9.2%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$7,707,638	$8,832,128
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of project assets	1,661,726	2,240,001
Depreciation of property and equipment	257,855	609,933
Amortization of deferred financing fees	97,655	94,822
Provision for bad debts	—	160,329
Write-down of long-term receivable	2,111,000	—
Stock-based compensation expense	668,065	735,526
Deferred income taxes	(2,394,601)	453,460
Excess tax benefits from stock-based compensation arrangements	—	(3,510,339)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	55,536,045	37,303,666
Accounts receivable	(13,865,733)	(5,121,906)
Accounts receivable retainage	1,007,235	(1,104,244)
Federal ESPC receivable	(60,539,815)	(37,132,797)
Inventory	(551,643)	(349,778)
Costs and estimated earnings in excess of billings	(5,096,250)	(4,751,958)
Prepaid expenses and other current assets	(185,082)	(642,293)
Project development costs	(50,222)	(160,631)
Other assets	821,536	(823,972)
Increase (decrease) in:
Accounts payable and accrued expenses	8,907,545	(653,233)
Billings in excess of cost and estimated earnings	4,358,402	4,218,481
Other liabilities	697,904	434,854
Income taxes payable	1,329,064	757,554
Net cash provided by operating activities	2,478,324	1,589,603
Cash flows from investing activities:
Purchases of property and equipment	(59,719)	(911,404)
Purchases of project assets	(6,492,890)	(8,129,688)
Net cash used in investing activities	(6,552,609)	(9,041,092)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	3,510,339
Payments of financing fees	(711,355)	(493,700)
Proceeds from exercises of options and warrants	412,866	2,585,997
Repurchase of stock	(768,970)	—
Proceeds from senior secured credit facility	6,418,897	35,000,000
Restricted cash	(509,477)	(1,087,999)
Payments on long-term debt	(3,450,145)	(1,642,731)
Net cash provided by financing activities	1,391,816	37,871,906
Effect of exchange rate changes on cash	(544,614)	12,140
Net (decrease) increase in cash and cash equivalents	(3,227,083)	30,432,557
Cash and cash equivalents, beginning of period	24,361,479	29,349,636
Cash and cash equivalents, end of period	$21,134,396	$59,782,193

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$8,985,316	$14,120,413
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of project assets	3,416,858	4,450,613
Depreciation of property and equipment	645,386	1,081,722
Amortization of deferred financing fees	168,005	205,655
Provision for bad debts	—	184,515
Write-down of long-term receivable	2,111,000	—
Unrealized loss on interest rate swaps	(133,591)	—
Stock-based compensation expense	1,107,151	1,594,576
Deferred income taxes	(792,193)	3,145,594
Excess tax benefits from stock-based compensation arrangements	—	(3,901,636)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	55,750,984	78,216,575
Accounts receivable	(2,933,663)	(12,742,756)
Accounts receivable retainage	(2,287,508)	335,308
Federal ESPC receivable	(58,689,683)	(73,639,333)
Inventory	(1,095,058)	(1,982,992)
Costs and estimated earnings in excess of billings	(7,800,862)	(10,895,160)
Prepaid expenses and other current assets	(3,701,125)	(663,502)
Project development costs	82,038	760,445
Other assets	2,021,312	(204,655)
Increase (decrease) in:
Accounts payable and accrued expenses	(19,190,845)	(23,857,383)
Billings in excess of cost and estimated earnings	3,652,554	(328,028)
Other liabilities	1,631,437	4,777,394
Income taxes payable	1,595,453	(4,689,033)
Net cash used in operating activities	(15,457,034)	(24,031,668)
Cash flows from investing activities:
Purchases of property and equipment	(484,095)	(1,806,634)
Purchases of project assets	(12,367,371)	(14,720,891)
Grant awards received on project assets	—	6,695,711
Net cash used in investing activities	(12,851,466)	(9,831,814)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	3,901,636
Payments of financing fees	(897,433)	(544,289)
Proceeds from exercises of options and warrants	412,866	4,002,088
Repurchase of stock	(768,970)	—
Proceeds from senior secured credit facility	11,435,901	40,000,000
Proceeds from long-term debt financing	812,398	5,500,089
Restricted cash	(4,819,258)	(1,675,566)
Payments on long-term debt	(4,792,696)	(2,554,609)
Net cash provided by financing activities	1,382,808	48,629,349
Effect of exchange rate changes on cash	132,548	325,305
Net (decrease) increase in cash and cash equivalents	(26,793,144)	15,091,172
Cash and cash equivalents, beginning of year	47,927,540	44,691,021
Cash and cash equivalents, end of period	$21,134,396	$59,782,193

Exhibit A: Non-GAAP Financial Measures
Ameresco defines adjusted EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's adjusted EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.